UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ATS Medical, Inc.

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3905 Annapolis Lane, Suite 105
Minneapolis, Minnesota 55447
Dear Fellow Shareholder:
     You are cordially invited to attend the 2010 Annual Meeting of Shareholders of ATS Medical, Inc., which will be held at our offices at 20412 James Bay Circle, Lake Forest, California beginning at 2:00 p.m. Pacific time on Wednesday, May 12, 2010.
     This booklet contains your official notice of the 2010 Annual Meeting and a Proxy Statement that includes information about the matters to be acted upon at the meeting. Our officers and directors will be on hand to review our operations and to answer questions and discuss matters that may properly arise.
     I sincerely hope that you will be able to attend our 2010 Annual Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

Sincerely,

Michael D. Dale
Chairman of the Board of Directors

April 9, 2010
2010 ANNUAL MEETING OF SHAREHOLDERS

3905 Annapolis Lane, Suite 105
Minneapolis, Minnesota 55447
NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
     The 2010 Annual Meeting of Shareholders of ATS Medical, Inc. will be held on Wednesday, May 12, 2010 at 2:00 p.m. Pacific time at our offices at 20412 James Bay Circle, Lake Forest, California 92630, for the following purposes:
1.	To elect seven members to the Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

2.	To adopt and approve the ATS Medical, Inc. 2010 Stock Incentive Plan;

3.	To approve an amendment to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be purchased under the plan by 500,000 shares;

4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

5.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.
     Only holders of record of our common stock at the close of business on March 19, 2010 will be entitled to receive notice of and to vote at the meeting.
     Whether or not you plan to attend the meeting in person, you are requested to complete and return the enclosed proxy in the accompanying envelope. If you later decide to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors,

Michael R. Kramer
Chief Financial Officer and Secretary

April 9, 2010

PROXY STATEMENT

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ATS MEDICAL, INC.
PROXY STATEMENT
     The Board of Directors of ATS Medical, Inc. is soliciting proxies for use at the 2010 Annual Meeting of Shareholders to be held on Wednesday, May 12, 2010 at 2:00 p.m. Pacific time at our offices at 20412 James Bay Circle, Lake Forest, California 92630, and at any adjournments thereof. This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 9, 2010.
     The Board has set March 19, 2010 as the record date for the 2010 Annual Meeting. Each shareholder of record at the close of business on March 19, 2010 will be entitled to vote at the 2010 Annual Meeting. As of the record date, 78,797,249 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the 2010 Annual Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of 78,797,249 votes are entitled to be cast at the meeting. There is no cumulative voting.
     Shareholders who sign and return a proxy may revoke it at any time before it is voted by giving written notice to our Corporate Secretary.
     Expenses in connection with this solicitation of proxies will be paid by us. Proxies are being solicited primarily by mail, but, in addition, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone or personally. We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.
     Proxies that are completed, signed and returned to us prior to the 2010 Annual Meeting will be voted as specified. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this proxy statement, FOR the other management proposals discussed herein and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the meeting. If a shareholder abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at the 2010 Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the 2010 Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the 2010 Annual Meeting for purposes of calculating the vote with respect to such matters. A broker has discretionary authority to vote on the ratification of Grant Thornton LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from the shareholder. A broker does not have discretionary authority to vote on the election of directors, approval of the ATS Medical, Inc. 2010 Stock Incentive Plan or approval of the amendment to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan without specific voting instruction from the shareholder. If you hold shares in a brokerage account and wish to vote those shares on these proposals, then you should instruct the broker how to vote the shares using the voting instructions provided.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 12, 2010:
     This Proxy Statement and our 2009 Annual Report, including our Annual Report on Form 10-K, are available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=89111&p=irol-IRHome. (This site can also be reached by going to www.atsmedical.com, clicking on Investors, then SEC Filings or Annual Reports.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth security ownership information pertaining to persons known by us to beneficially own more than 5% of our common stock, our directors and director nominees, the executive officers named in the Summary Compensation Table and all of our directors and executive officers as a group as of February 26, 2010. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them, and such shares are not subject to any pledge.

	Amount and Nature of		Percent of Class
Name of Beneficial Owner	Beneficial Ownership		Outstanding

Alta Partners	11,763,000	(1)	15.0%
One Embarcadero Center, Suite 3700 San Francisco, California 94111

Essex Woodlands Health Ventures	11,063,831	(2)	14.1%
21 Waterway Avenue, Suite 225 The Woodlands, Texas 77380

Steven M. Anderson	75,312	(3)	*
Thaddeus Coffindaffer	292,573	(3)	*
Michael D. Dale	689,752	(3)	*
Michael R. Kramer	101,973	(3)	*
Robert E. Munzenrider	81,545	(3)	*
Guy P. Nohra	11,763,000	(4)	15.0%
Michael E. Reinhardt	—		*
Eric W. Sivertson	20,000	(3)	*
Theodore C. Skokos	5,379,066	(5)	6.9%
Martin P. Sutter	11,113,831	(3)(6)	14.2%
Craig A. Swandal	30,516	(3)	*
All directors and executive officers as a group (13 persons)	29,738,751	(3)	38.0%

*	Less than 1%

(1)	Based on a Schedule 13D jointly filed with the Securities and Exchange Commission on July 3, 2008, by Alta Partners VIII, L.P. (“AP-VIII”), Alta Partners Management VIII, LLC (“APM-VIII”), Farah Champsi, Guy P. Nohra and Daniel Janney. APM-VIII is the sole general partner of AP-VIII, Alta Partners IV, Inc. (“AP-IV”) is the management advisory company of AP-VIII and APM-VIII, and Ms. Champsi and Messrs. Nohra and Janney are the managing directors (the “Managing Directors”) of APM-VIII and officers or employees of AP-IV (collectively, the “Filing Persons”). AP-VIII has the sole voting power and investment power over 11,763,000 shares. APM-VIII, AP-IV and each Managing Director may be deemed to share voting power and investment power over 11,763,000 shares. The Filing Persons expressly disclaim status as a group for purposes of the filing of Schedule 13D.

(2)	Based on a Schedule 13D jointly filed with the Securities and Exchange Commission on December 30, 2008 by Essex Woodlands Health Ventures Fund VIII, L.P. (“EW-VIII”), Essex Woodlands Health Ventures Fund VIII-A, L.P. (“EW-VIII-A”), Essex Woodlands Health Ventures Fund VIII-B, L.P. (“EW-VIII-B”), Essex Woodlands Health Ventures VIII, L.P. (the “Partnership”), Essex Woodlands Health Ventures VIII, LLC (the “General Partner”) and Martin P. Sutter, James L. Currie, Mark Pacala, Jeff Himawan, Petri Vianio, Ron Eastman, Guido Neels, Steve Wiggins and Immanuel Thangaraj. EW-VIII has sole voting and sole investment power over 10,026,596 shares, which includes a warrant to purchase 1,407,580 shares. EW-VIII-A has sole voting and investment power over 722,921 shares, which includes a warrant to purchase 101,487 shares. EW-VIII-B has sole voting power and investment power over 314,314 shares, which includes a warrant to purchase 44,125 shares. The Partnership and General Partner each may be deemed to have sole voting and investment power with respect to such securities and each disclaim beneficial ownership of such securities except to the extent of its pecuniary interest therein. Messrs. Sutter, Currie, Pacala, Himawan, Vianio, Eastman, Neels, Wiggins and Thangaraj are the managing directors and have shared voting power and investment power with respect to the securities held by the Essex Funds by unanimous consent and through the Partnership and Essex Funds and disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. Mr. Sutter, in his individual capacity, has sole voting power and investment power over 50,000 shares.

(3)	Includes the following shares that may be acquired within 60 days of February 26, 2010 through the exercise of stock options and warrants or vesting of RSU awards: Mr. Anderson, 5,000 shares; Mr. Coffindaffer, 174,761 shares; Mr. Dale, 542,558 shares; Mr. Kramer, 35,948; Mr. Munzenrider, 10,250 shares; Mr. Sivertson, 20,000 shares; Mr. Sutter, 1,553,192 shares; Mr. Swandal, 13,213 shares; and all executive officers and directors as a group, 2,427,178 shares.

(4)	Includes shares beneficially owned by entities of which Mr. Nohra is a managing director, officer or employee as described in footnote 1 above. Mr. Nohra’s address is c/o ATS Medical, Inc., 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.

(5)	Mr. Skokos’s address is c/o ATS Medical, Inc., 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.

(6)	Includes shares beneficially owned by entities of which Mr. Sutter is a managing director, officer or employee as described in footnote 2 above. Mr. Sutter’s address is c/o ATS Medical, Inc., 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us, we believe that our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during 2009, except for: (1) one late Form 4 filing made on March 5, 2009 for 43,201 shares purchased by Robert Munzenrider, a director, on February 26, 2009; (2) one late Form 4 filing made on March 4, 2010 for 6,400 shares sold by Robert Munzenrider, a director, on November 6, 2009; (3) one late Form 4 filing made on December 17, 2009 for 2,626 shares issued to Astrid Berthe, an officer, on December 7, 2009 as a former shareholder of 3F Therapeutics, Inc. due to satisfaction of a milestone under the Agreement and Plan of Merger dated January 23, 2006; and (4) one late Form 4 filing made on December 17, 2009 for 2,073,890 shares issued to Theodore Skokos, a director, on December 7, 2009 as a former shareholder of 3F Therapeutics, Inc. due to satisfaction of a milestone under the Agreement and Plan of Merger dated January 23, 2006.
CORPORATE GOVERNANCE
Board Leadership Structure
     The ATS Medical Board of Directors is responsible for overseeing the business, property and affairs of ATS Medical. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
     The Board is currently comprised of Mr. Michael D. Dale, who serves as our Chief Executive Officer, President and Chairman of the Board, one other non-independent director and five independent directors. ATS Medical does not have an independent lead director. The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for ATS Medical at a given time, including whether the Chairman role should be held by an independent director or one or more senior executives who serve on the Board.

     We believe that ATS Medical, like many U.S. companies, is currently best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Mr. Dale is able to draw on his intimate knowledge of the daily operations of ATS Medical and its relationships with customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day to day operations, Mr. Dale is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention. The combined role as Chairman and Chief Executive Officer also ensures that ATS Medical presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice.
Risk Oversight by the Board of Directors
     The Board of Directors takes an active role in risk oversight related to the company and primarily administers its role during Board and committee meetings. During regular meetings of the Board of Directors, members of the Board discuss the operating results for each fiscal quarter and review presentations by the leaders of the primary operational areas at the company. These meetings allow the members of the Board to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our strategic and budgetary goals. The non-employee members of the Board frequently meet without management present to further discuss these and other topics.
     During regular Audit, Finance and Investment Committee meetings, Committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer. The Audit, Finance and Investment Committee also meets with and provides guidance to the independent auditors outside the presence of management, and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters. In addition, the Audit, Finance and Investment Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters These discussions and processes allow the members of the Audit, Finance and Investment Committee to analyze any significant risks that could materially impact the financial health of our business.
     The Nominating, Corporate Governance and Compliance Committee oversees key regulatory and clinical activities which present significant legal risk to ATS Medical, annually reviews the organization of the Board and its committees and their overall effectiveness and oversees the Board and committee self-evaluation processes.
Director Independence
     The Board of Directors has determined that the following members of the Board are independent under the applicable listing standards of the NASDAQ Stock Market: Steven M. Anderson, Robert E. Munzenrider, Guy P. Nohra, Eric W. Sivertson and Martin P. Sutter. All of the members of our three standing committees are independent directors under the applicable listing standards of the NASDAQ Stock Market for such committees and under the rules of the Securities and Exchange Commission. In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between ATS Medical and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with ATS Medical or our management. In reviewing Mr. Nohra’s independence, the Board considered Mr. Nohra’s affiliations with Alta Partners, as described further under “Related Person Transactions” below. In reviewing Mr. Sutter’s independence, the Board considered Mr. Sutter’s affiliations with Essex Woodlands, as described further under “Related Person Transactions” below. There were no other transactions, relationships or arrangements between ATS Medical and any of the independent directors or the independent directors’ affiliated companies that came to the attention of the Board during its review of the independence of directors that warranted additional review.
Board Meetings and Committees
     The Board of Directors held eight meetings during 2009. Each director attended at least 75% of the meetings of the Board and the committees of which he was a member. All seven directors were in attendance at the 2009 Annual Meeting of Shareholders. Board members are encouraged to attend each annual meeting of shareholders.

     The Board of Directors has three standing committees: (1) an Audit, Finance and Investment Committee, (2) a Personnel and Compensation Committee and (3) a Nominating, Corporate Governance and Compliance Committee. The charter for each of these committees is available for review on our website at www.atsmedical.com. The functions of the Audit, Finance and Investment Committee are to review and monitor our accounting policies and control procedures, including recommending the engagement of the independent registered public accounting firm and reviewing the scope of the audit. The Audit, Finance and Investment Committee, on which Messrs. Munzenrider, Anderson and Sivertson serve, held seven meetings during 2009. All of the members of the Audit, Finance and Investment Committee are independent for purposes of the NASDAQ listing requirements and the rules of the Securities and Exchange Commission. Mr. Munzenrider qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.
     The Personnel and Compensation Committee reviews and establishes compensation levels for each of our officers, as well as jointly administers our stock plans with the Board of Directors. The Personnel and Compensation Committee, on which Messrs. Sivertson, Anderson and Nohra serve, held five meetings during 2009. All of the members of the Personnel and Compensation Committee are independent for purposes of the NASDAQ listing requirements.
     The Nominating, Corporate Governance and Compliance Committee is responsible for determining the slate of director nominees for election by shareholders, which the committee recommends for consideration by the Board of Directors. The Nominating, Corporate Governance and Compliance Committee, on which Messrs. Anderson, Munzenrider and Sutter serve, held two formal meetings and several discussions during Board meetings regarding board positions and governance and compliance matters. Mr. Sivertson also served on the committee until February 19, 2009. All of the current and former members of the Nominating, Corporate Governance and Compliance Committee are independent for purposes of the NASDAQ listing requirements.
Director Nominations
     All director nominees approved by the Board of Directors and all individuals appointed to fill vacancies created between our annual meetings of shareholders are required to stand for election by shareholders at the next annual meeting.
     The Nominating, Corporate Governance and Compliance Committee determines the required selection criteria and qualifications of the director nominees based upon the needs of ATS Medical at the time nominees are considered. In determining the composition of the Board, candidates are considered based on a variety of factors, including: (1) relevant experience, (2) specific areas of expertise, (3) the Board’s interest in reflecting a diversity of viewpoints, experiences and backgrounds, (4) independence, judgment, strength of character, ethics and integrity and (5) any required attributes under applicable law. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business and finance. In general, candidates will be preferred who hold or have held an established executive level position in business, finance, law, education, research or government. The Nominating, Corporate Governance and Compliance Committee will consider these criteria for nominees identified by the Committee, by shareholders, or through some other source.
     The Nominating, Corporate Governance and Compliance Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating, Corporate Governance and Compliance Committee c/o Corporate Secretary at 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. No candidates for director nominations were submitted to the Nominating, Corporate Governance and Compliance Committee by any shareholder in connection with the 2010 Annual Meeting.
     The Nominating, Corporate Governance and Compliance Committee conducts a process of making preliminary assessments of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear to be best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating, Corporate Governance and Compliance Committee determines which nominee(s) to recommend to the Board of Directors to submit for election at the next annual meeting of shareholders. The Nominating, Corporate Governance and Compliance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination.
Shareholder Communications with the Board of Directors
     Shareholders may send written communications to the attention of the Board of Directors. Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to the Board of Directors c/o Corporate Secretary at 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447. The Corporate Secretary has been instructed by the Board of Directors to promptly forward all communications so received to the full Board of Directors or the individual members of the Board of Directors specifically addressed in the communication.
PROPOSAL 1 — ELECTION OF DIRECTORS
     Seven directors have been nominated for election to our Board of Directors at the 2010 Annual Meeting to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). Each of the director nominees was elected by our shareholders at the 2009 Annual Meeting. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.
     Biographical information for each director nominee is included below. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a director of ATS Medical.
     Michael D. Dale, 50, has been Chief Executive Officer and President of ATS Medical since October 2002, and Chairman of the Board of Directors since May 2004. From 1998 to 2002, Mr. Dale was Vice President of Worldwide Sales and Marketing at Endocardial Solutions, Inc., a company that developed and marketed an advanced cardiac mapping and catheter navigation system for the diagnosis and treatment of cardiac arrhythmias. From 1996 to 1998, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a neuromodulation medical device company, and additionally was Managing Director of Cyberonics Europe S.A. From 1988 to 1996, Mr. Dale served in several capacities at cardiovascular medical device manufacturer and marketer St. Jude Medical, Inc., most recently as the Business Unit Director for St. Jude Medical Europe. At present, Mr. Dale serves on the board of directors of Neuronetics, Inc., the world’s leader in Transcranial Magnetic Stimulation Therapy, which involves the use of MRI-strength magnetic fields to stimulate nerve cells in the brain for the treatment of patients suffering from depression. Mr. Dale also serves on the board of directors of Rhythmia, Inc., an early stage medical technology company, and the Advanced Medical Technology Association (AdvaMed). Mr. Dale also served on the board of Enpath Medical, Inc., a medical products company that designs, develops, manufactures and markets percutaneous delivery solutions, from 2001 to 2005 (when the company was acquired). Mr. Dale brings to our Board more than 25 years of experience in the medical device industry, including many years of heart valve, cardiology, electrophysiology, and neurology specific related business experience. Mr. Dale’s prior experience working in publicly held companies includes significant product management, sales, distribution, marketing and strategic planning responsibility for both early and late stage medical device businesses.
     Steven M. Anderson, 47, has been President of Acorn Cardiovascular, Inc., a company developing implantable therapies for the treatment of heart failure, since October 2007. Prior to his appointment as President, Mr. Anderson was Vice-President of Regulatory, Reimbursement and Quality of Acorn Cardiovascular since 2000. From 1998 to 2000, Mr. Anderson served as Vice President of Regulatory, Clinical, Quality and Reimbursement at St. Croix Medical, Inc., a medical device company developing fully implantable hearing systems. From 1996 to 1998, Mr. Anderson served as Director of the North American Medical Division for TÜV Product Service, a European notified body providing conformity assessment for the Medical Device Directive. Between 1987 and 1996,

Mr. Anderson served in several capacities at St. Jude Medical, Inc, most recently as Senior Manager of Worldwide Regulatory Affairs. From 1982 to 1986, he worked in development engineering at Medtronic, Inc. Additionally, Mr. Anderson is an Adjunct Professor at the University of St. Thomas Graduate School, has served on multiple industry advisory boards, and was part of the industry team which negotiated the MDUFMA II user fee legislation with FDA and Congress from 2006 to 2007. Mr. Anderson was elected as a director of ATS Medical in May 2006. Mr. Anderson brings to our Board nearly 30 years of medical device experience specializing in clinical and regulatory affairs, regulatory compliance, reimbursement, quality and operations. Mr. Anderson’s wealth of U.S. and European regulatory affairs experience and deep understanding of the intricacies and fundamental spirit of the regulatory process strengthen our clinical and regulatory affairs capabilities and help us design, develop and implement sound scientific processes and trials.
     Robert E. Munzenrider, 65, is a retired financial and operating executive. From 2000 to 2002, Mr. Munzenrider was President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc. In 1999, he served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce service provider, during part of 1999. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc. From 1983 to 1997, he served as Vice President and Chief Financial Officer of three subsidiaries of Viad Corp. and its predecessor companies, including Travelers Express Company, Inc., Restaura, Inc. and Bell Atlantic Systems Leasing, Inc. (previously Greyhound Computer Corporation). Mr. Munzenrider is a Certified Public Accountant. Mr. Munzenrider also serves as a director on the board of Viad Corp. and is a Trustee Emeritus of the University of Montana Foundation. Mr. Munzenrider also served on the boards of Criticare Systems, Inc., a publicly held company that manufactures and markets patient monitoring systems in domestic and international markets, from April 2007 to April 2008 (when it was sold to a private company), and CABG Medical, Inc., a publicly held medical device company engaged in the development of a synthetic graft system for use in cardiac bypass surgical procedures, from November 2004 to February 2006 (when the company was dissolved). Mr. Munzenrider was elected as a director of ATS Medical in June 2003. Mr. Munzenrider brings to our Board more than 20 years of senior level executive experience, including more than 18 years as a Chief Financial Officer in a variety of industries. His proven leadership and experience as a senior executive in several publicly held companies, and his finance management experience add significant value to our Board and to our Board’s audit committee responsibilities. Mr. Munzenrider qualifies as an audit committee financial expert under applicable rules of the Securities and Exchange Commission.
     Guy P. Nohra, 49, is a founder and managing director of Alta Partners, a venture capital firm investing in life science companies. Prior to founding Alta Partners in 1996, Mr. Nohra was a partner at Burr, Egan, Deleage & Co., which he joined in 1989 and served as a Vice President of from 1989 to 1997. Previously, Mr. Nohra was a Product Manager of Medical Products with Security Pacific Trading Corporation where he was responsible for a multi-million dollar product line and traveled extensively in Korea, Taiwan, Hong Kong, China and Southeast Asia. Mr. Nohra has served as a director of ATS Medical since June 2007 when he joined our Board in connection with our private placement of shares of our common stock and warrants to Alta Partners. Mr. Nohra is a member of the boards of directors of several privately held medical device companies. Mr. Nohra brings to our Board many years of experience in the field of business development. As a director of several other private medical device companies, Mr. Nohra brings strategic and financial perspective to our Board.
     Eric W. Sivertson, 59, has served as the President and Chief Executive Officer of Dymedix Corporation, a company developing and marketing technology to help advance the science of sleep medicine, since June 2005. Prior to Dymedix, Mr. Sivertson was a partner in the Minneapolis office of DHR International Executive Search, which focuses on the medical device, diagnostic and healthcare supply industries, during 2004 and 2005. In 2003, Mr. Sivertson was a partner at TMP/Highland Partners, an executive search firm. From 1999 to 2003, Mr. Sivertson served as President and Chief Executive Officer of netRegulus, Inc., a web-based medical device regulatory and clinical information technology company. From 1997 to 1999, Mr. Sivertson served as President and Chief Executive Officer of Biocompatible Cardiovascular, Ltd. Preceding this, Mr. Sivertson served as Division President of International, Cardiovascular and Cardiac Rhythm Management for St. Jude Medical, Inc. from 1985 to 1996. Mr. Sivertson started his career at American Hospital Supply Corporation and held various sales and marketing positions from 1976 to 1985, including Vice President of Marketing for the Convertors Division. Mr. Sivertson was elected as a director of ATS Medical in January 2003. Mr. Sivertson also serves on the boards of Dymedix Corporation and ExitCare LLC. Mr. Sivertson brings to our Board over 30 years of sales, marketing and general management experience in the medical device and healthcare industry. His proven leadership and experience in establishing new technology and building organizations adds significant value to our Board.
     Theodore C. Skokos, 62, is a retired attorney, having practiced law from 1973 through 1994. Since his retirement, he has been involved in various business enterprises, including founding and serving as an officer of three entities involved in the cellular telephone business and founding and serving as a member of the general partnership of Aloha Partners L.P., which holds the largest number of 700 MHz wireless spectrum licenses in the United States. Aloha Partners was acquired by AT&T Mobility in February 2008. Additionally, from 1999 to 2001, he served as chairman and president of The Flight Department, Inc., a privately held aircraft management and air charter company, located in Aspen, Colorado. Mr. Skokos has served as a director of ATS Medical since September 2006.
     Mr. Skokos was a founder and former Chairman of the Board of 3F Therapeutics, Inc. (“3F”), which was acquired by ATS Medical in 2006. Under the merger agreement between 3F and ATS Medical, the representative of the former stockholders of 3F was entitled to designate a person to serve as a member of our Board of Directors until our next annual meeting of shareholders. Mr. Skokos was selected by the 3F stockholder representative as its designee to our Board of Directors. Under the merger agreement, we are obligated to continue to nominate Mr. Skokos, or his successor, for election to the Board of Directors through 2013, unless he fails to be so elected or is removed from the Board of Directors. Other than in connection with the merger agreement described above, there are no arrangements or understandings between Mr. Skokos and any other persons pursuant to which Mr. Skokos was selected as a director. Mr. Skokos brings to our Board more than 30 years of experience in the field of law and in business entrepreneurship and development. As founder of 3F, Mr. Skokos has been intimately involved with 3F from the very beginning, and his valuable insights and skills help ensure continuity and a smooth transition as ATS Medical and 3F combine their respective talents and assets.
     Martin P. Sutter, 54, is one of the two founding managing directors of Essex Woodlands Health Ventures. Educated in chemical engineering and finance, Mr. Sutter began his career in management consulting with Peat Marwick, Mitchell & Co. in 1977 and moved to Mitchell Energy & Development Corp. (“MEDC”), now Devon Energy Corporation, a public company, where he held management positions overseeing various operating units. He founded and managed The Woodlands Venture Capital Company, a wholly-owned subsidiary of MEDC, in 1984 and formed The Woodlands Venture Partners, an independent venture capital partnership, in 1988. During his tenure with both organizations, he founded a number of successful healthcare companies originating from various institutions of the Texas Medical Center. In 1994, Mr. Sutter merged his venture practice with Essex Venture Partners to form Essex Woodlands Health Ventures (“Essex Woodlands”). Essex Woodlands manages eight venture capital limited partnerships with capital in excess of $2 billion. He currently serves on the boards of Abiomed, Inc., a publicly traded medical device company, and QSpex Technologies, Inc., a privately held company developing ophthalmic lenses technology. Mr. Sutter formerly served on the boards of BioForm Medical, Inc., a company developing soft tissue augmentation products which was publicly held until February 2010, LifeCell Corporation, a company developing human-derived tissue-based products which was publicly held until May 2008, and La Jolla Pharmaceutical Company, a publicly held biopharmaceutical company. Mr. Sutter holds a B.S. from Louisiana State University and an M.B.A. from the University of Houston. Mr. Sutter has been a director of ATS Medical since December 2008 when he joined our Board in connection with our private placement of shares of our common stock and warrants to Essex Woodlands. Mr. Sutter brings to our Board more than 25 years of management experience in operations, marketing, finance and venture capital. He also has significant experience in the needs and concerns of public companies, having served on many company boards, including as lead director and on various board committees.
Recommendation of the Board of Directors; Vote Required for Approval
     The Board recommends that you vote “FOR” the election of the seven nominated directors. In accordance with Minnesota law, the nominees for election as directors at the 2010 Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected.

COMPENSATION OF DIRECTORS
     We pay each of our non-employee directors $20,000 as an annual retainer, payable quarterly, for service on our Board of Directors. An additional annual retainer is paid quarterly to the chair of the Audit, Finance and Investment Committee. During 2009, this additional annual retainer was in the amount of $5,000. Effective June 8, 2010, the additional annual retainer to be paid to the chair of the Audit, Finance and Investment Committee will be increased to $10,000. A $3,500 annual retainer is paid quarterly to the Chairs of the Personnel and Compensation Committee and the Nominating, Corporate Governance and Compliance Committee. In addition, non-employee directors are paid $1,000 for each board meeting attended in person and $500 for each board meeting attended telephonically. Audit, Finance and Investment Committee, Nominating, Corporate Governance and Compliance Committee and Personnel and Compensation Committee members are paid an additional $750 for each committee meeting attended. We also reimburse our directors for travel-related expenses.
     Upon initial election to the Board of Directors, each non-employee director is granted an award of 3,000 restricted stock units (“RSUs”) that vests on the second anniversary of the date of grant. In addition, upon each re-election to the Board of Directors, each non-employee director receives a yearly equity retainer of RSUs equal to $45,000, based on the closing price of our stock on the date of grant. Such RSUs vest on the earlier of the date of the second annual meeting following the date of grant or June 30 of the second year following the date of grant. Consistent with the foregoing, in 2009, Messrs. Anderson, Munzenrider, Nohra, Sivertson, Skokos and Sutter each received RSUs equal to $45,000.
     Employee directors are not compensated for their service on the Board of Directors.
     The following table shows the compensation of the members of our Board of Directors during 2009.
Director Compensation for 2009

	Fees
	Earned or	Stock	Option
	Paid in	Awards	Awards
Name (1)	Cash ($)	($)(2)	($)(3)	Total ($)

Steven M. Anderson	38,375	45,000	—	83,375
Robert E. Munzenrider	37,750	45,000	—	82,750
Guy P. Nohra (4)	29,000	45,000	—	74,000
Eric W. Sivertson	36,750	45,000	—	81,750
Theodore C. Skokos	26,000	45,000	—	71,000
Martin P. Sutter (5)	25,750	45,000	—	70,750

(1)	Mr. Dale, our Chief Executive Officer and President, is not included in this table because he was an employee during 2009 and thus received no compensation for his service as a director. The compensation he received as an employee is shown in the Summary Compensation Table.

(2)	The amounts in this column are the grant date fair value of 28,662 RSUs awarded to each non-employee director on May 7, 2009. The aggregate number of RSUs outstanding at December 31, 2009 was 37,228 shares for each of Messrs. Anderson, Munzenrider, Nohra, Sivertson and Skokos and 18,901 shares for Mr. Sutter, all of which were awarded during 2008 or 2009.

(3)	There were no stock option grants to our non-employee directors in 2009. The aggregate number of stock options outstanding at December 31, 2009, was 5,000 options for Mr. Anderson, 10,250 options for Mr. Munzenrider, 20,000 options for Mr. Sivertson and 0 for Messrs. Skokos, Nohra and Sutter.

(4)	Mr. Nohra’s director fees are issued to Alta Partners IV, Inc.

(5)	Mr. Sutter’s director fees are issued to Essex Woodlands Health Ventures.

     The Personnel and Compensation Committee regularly reviews and makes recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors. From time to time, the Personnel and Compensation Committee engages a compensation consultant to provide non-employee director compensation advice. The consultant analyzes each element of director compensation and total director compensation for comparable companies. The Personnel and Compensation Committee reviews the consultant’s report of competitive director compensation and determines whether to recommend to the Board a change in the non-employee director compensation. If such a change is recommended by the Personnel and Compensation Committee, the full Board would then determine whether to approve the change. The Personnel and Compensation Committee did not engage a compensation consultant to review director compensation in 2009.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During 2009, Eric W. Sivertson (Chairman), Steven M. Anderson and Guy P. Nohra served as members of the Personnel and Compensation Committee. None of these individuals has ever served as an officer or employee of ATS Medical or has any relationships with ATS Medical requiring disclosure under “Related Person Transactions” below, except as disclosed for Mr. Nohra on page 11. The members of the Personnel and Compensation Committee have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.
RELATED PERSON TRANSACTIONS REVIEW POLICY
AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
     In 2004, we adopted a written Code of Conduct for our employees, including our principal executive officer, principal financial officer and principal accounting officer, which is posted on our website (www.atsmedical.com). Under our Code of Conduct our directors, officers and employees are expected to avoid conflicts of interest with ATS Medical and are required to report any such conflicts of interest to our Chief Executive Officer or Chief Financial Officer, or to the Chair of our Audit, Finance and Investment Committee. Our Audit, Finance and Investment Committee reviews all such transactions and relationships that come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships.
     In addition to our Code of Conduct, in 2009 we adopted a written policy regarding transactions with related persons. In accordance with the policy, the Audit, Finance and Investment Committee is responsible for the review and approval or ratification of all transactions with related persons that are required to be disclosed under the rules of the Securities and Exchange Commission. Under the policy, a “related person” includes any of our directors or executive officers, certain of our shareholders and any of their respective immediate family members. The policy applies to transactions in which ATS Medical is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person’s material interest in a transaction is to be determined based on the significance of the information to investors in light of all the circumstances. Under the policy, management of ATS Medical is responsible for disclosing to the Audit, Finance and Investment Committee all material information related to any covered transaction prior to entering into the transaction. The Audit, Finance and Investment Committee may use any process and review any information that it determines is reasonable under the circumstances in order to determine whether the covered transaction is fair and reasonable and on terms no less favorable to ATS Medical than could be obtained in a comparable arms-length transaction with a third party unrelated to ATS Medical.
     A description of our related person transactions is provided below. As described above, prior to the adoption of the written policy regarding the review and approval of related person transactions, the Audit, Finance and Investment Committee reviewed and approved such transactions under the Code of Conduct. Because the transactions with Alta and Essex described below did not involve a “related person” under the rules of the Securities and Exchange Commission at the time of such transactions, the Audit, Finance and Investment Committee did not review and approve the transactions. The Audit, Finance and Investment Committee was aware of Mr. Nohra’s involvement with the Alta investment and Mr. Sutter’s involvement in the Essex investment when such individuals joined our Board. The Credit Agreement with Mr. Skokos described below was reviewed by the Audit, Finance and Investment Committee under the Code of Conduct. The $30 million debt commitment letter from Mr. Skokos described below was reviewed pursuant to the written policy for reviewing and approving related person transactions adopted in 2009.
Related Person Transactions
Relationship with Alta Partners VIII, L.P. and Guy P. Nohra
     On June 19, 2007, we entered into a Common Stock and Warrant Purchase Agreement (the “Alta Purchase Agreement”) with Alta Partners VIII, L.P. (“Alta”), pursuant to which we agreed to issue to Alta an aggregate of 9,800,000 shares (the “Alta Shares”) of our common stock and a seven-year warrant to purchase up to 1,960,000 shares of common stock at an exercise price of $1.65 per share, or the equivalent cash value thereof (the “Alta Warrant”). Under the terms of the Alta Warrant, dated June 28, 2007, if we did not receive approval of our shareholders at our 2008 annual meeting of shareholders (or any subsequent annual meeting) to issue shares of common stock to Alta upon exercise of the Alta Warrant, then the Alta Warrant would have become exercisable on June 28, 2008, and Alta would have been entitled to receive, upon exercise of the Alta Warrant, cash from ATS Medical in an amount equal to the difference between the then-current fair market value of the shares underlying the Alta Warrant and the aggregate exercise price of the Alta Warrant. If we received shareholder approval to issue shares of common stock upon exercise of the Alta Warrant, then the Alta Warrant would have become exercisable upon receipt of such shareholder approval and Alta would have been entitled to receive shares of common stock upon exercise of the Alta Warrant. Pursuant to the terms of the Alta Purchase Agreement, we also agreed to appoint to our Board of Directors, as of the closing, one person designated by Alta.
     On June 28, 2007, we closed the transactions contemplated under the Alta Purchase Agreement, with Alta paying $1.65 per share for the purchase of the Alta Shares and $0.125 per underlying share for the purchase of the Alta Warrant. The gross proceeds of the sale of the Alta Shares and the Alta Warrant was $16,415,000. We also entered into a Registration Rights Agreement with Alta, dated June 28, 2007, pursuant to which we agreed to prepare and file with the Securities and Exchange Commission, on or prior to the 30th calendar day following the closing of the issuance of the Alta Shares and the Alta Warrant, a registration statement (the “Alta Registration Statement”) covering the resale of the Alta Shares and, if permitted by the Securities and Exchange Commission, the common stock underlying the Alta Warrant (the “Alta Warrant Shares”), for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If we were not permitted to register the Alta Warrant Shares on the initial Alta Registration Statement, we agreed to file a second registration statement covering the Alta Warrant Shares at such time as shall have been permissible under Securities and Exchange Commission rules and regulations.
     Pursuant to the Alta Registration Rights Agreement, we agreed to use commercially reasonable efforts to cause the Alta Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but, in any event, within (1) 90 days following the filing date of the Alta Registration Statement if the Securities and Exchange Commission informed us that no review of the Alta Registration Statement would be made and (2) 120 days following the filing date of the Alta Registration Statement if the Securities and Exchange Commission informed us that it would review the Alta Registration Statement. We also agreed to keep the Alta Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the Alta Shares and Alta Warrant Shares have been sold and the date on which all of the Alta Shares and Alta Warrant Shares could be sold publicly under Rule 144(k) promulgated by the Securities and Exchange Commission pursuant to the Securities Act. If the Alta Registration Statement had not been declared effective within the timeframes set forth above, then we would have been obligated to pay liquidated damages to Alta in an amount equal to 1% of the aggregate amount invested by Alta for each 30-day period, or pro rata for any portion thereof, following the date by which the Alta Registration Statement should have been declared effective; provided, however, that the aggregate amount of liquidated damages paid would not have exceeded 12% of the aggregate amount invested by Alta.
     On June 28, 2007, in connection with the closing of the transactions contemplated by the Alta Purchase Agreement, we appointed Mr. Guy Nohra, founder and managing director of Alta, to our Board of Directors as Alta’s designee. Mr. Nohra is one of the three managing directors of Alta Partners Management VIII, LLC (“Alta Management VIII”), the general partner of Alta. Mr. Nohra shares voting and investment power with respect to the shares owned by Alta with the other managing directors of Alta Management VIII. As a result, under the rules of the Securities and Exchange Commission, Mr. Nohra beneficially owns 11,763,000 shares of our common stock.

Mr. Nohra disclaims beneficial ownership of these securities, except to the extent of his proportionate pecuniary interest therein.
     On May 8, 2008, at the annual meeting of shareholders, our shareholders approved the issuance of shares of common stock to Alta upon exercise of the Alta Warrant. In June 2008, Alta exercised the Alta Warrant to purchase all 1,960,000 shares of common stock. We received $3.2 million as a result of the exercise.
Relationships with Theodore C. Skokos
     On June 29, 2008, we entered into a Subordinated Credit Agreement (“Credit Agreement”) with Theodore C. Skokos, a member of our Board of Directors, for a two-year, $5 million Revolving Credit Facility (“Credit Facility”). Advances under the Credit Facility will carry interest at 15% per annum payable quarterly. The Credit Facility also carries an annual commitment fee of 1% of the average unused revolving commitment amount, payable annually. In July 2009, we paid the first annual commitment fee of $50,000 to Mr. Skokos. Our obligations to Mr. Skokos under the Credit Agreement are subordinate to (1) our obligations to the holders of our 6% Convertible Senior Notes due 2025 issued in October 2005 and (2) our obligations to Silicon Valley Bank. All assets are pledged as collateral on the Credit Facility. As of March 31, 2010, no amounts had been drawn under the Credit Facility to date.
     In connection with the execution of the Credit Agreement, we issued to Mr. Skokos a warrant to purchase 245,098 shares of our common stock at $2.04 per share until June 29, 2015. In July 2008, Mr. Skokos exercised this warrant in full and we received $0.5 million from the exercise. We are obligated to issue additional seven-year warrants to Mr. Skokos in the future based on the total amount of advances under the Credit Facility. The maximum number of additional shares issuable pursuant to warrants issued under the Credit Facility is 490,196 shares (not including the warrant issued upon execution of the Credit Agreement), which represents 20% of the maximum amount of advances under the $5 million Credit Facility divided by the $2.04 warrant exercise price.
     On February 25, 2010, we executed a commitment letter with Mr. Skokos and The Ted and Shannon Skokos Foundation (the “Skokos Foundation”) for a four-year term loan of approximately $30 million. If consummated, this financing will be used to call and retire our convertible senior notes and bank term loan which together total approximately $26 million, as well as to provide general corporate working capital. Mr. Skokos and the Skokos Foundation received a 1.5% facility fee, or $450,000, in connection with execution of the commitment letter. The commitment to provide the loan will expire on April 30, 2010. If the loan is not funded by that date, then Mr. Skokos and the Skokos Foundation are entitled to receive an aggregate break-up fee of $450,000.
Relationships with Essex Woodlands and Martin P. Sutter
     On December 19, 2008, we entered into a Common Stock and Warrant Purchase Agreement (the “Essex Purchase Agreement”) with Essex Woodlands Health Ventures Fund VIII, L.P., Essex Woodlands Health Ventures Fund VIII-A, L.P. and Essex Woodlands Health Ventures Fund VIII-B, L.P. (collectively, “Essex”), pursuant to which we agreed to issue to Essex an aggregate of 8,510,639 shares (the “Essex Shares”) of our common stock and warrants to purchase up to 2,553,192 shares of our common stock at an exercise price of $2.475 per share during the first year after the closing, $2.85 per share during the second year after the closing, and $3.10 per share thereafter (the “Essex Warrants”). The Essex Warrants expire on December 19, 2015. Pursuant to the terms of the Essex Purchase Agreement, we also agreed to appoint to our Board of Directors, as of the closing, one person designated by Essex.
     On December 19, 2008, we closed the transactions contemplated under the Essex Purchase Agreement. The gross proceeds of the sale of the Essex Shares and Essex Warrants were approximately $20,000,000. We also entered into a Registration Rights Agreement with Essex, dated December 19, 2008, pursuant to which we agreed to prepare and file with the Securities and Exchange Commission, on or prior to the 30th calendar day following the closing of the issuance of the Essex Shares and Essex Warrants, a registration statement (the “Essex Registration Statement”) covering the resale of the Essex Shares and the common stock underlying the Essex Warrants (the “Essex Warrant Shares”), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. Pursuant to the Essex Registration Rights Agreement, we agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but, in any event, within (1) 90 days following the filing date of the Essex Registration Statement if the

Securities and Exchange Commission informed us that no review of the Essex Registration Statement would be made and (2) 120 days following the filing date of the Essex Registration Statement if the Securities and Exchange Commission informed us that it would review the Essex Registration Statement. We agreed to keep the Essex Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the Shares and Warrant Shares have been sold and the date on which all of the Essex Shares and Essex Warrant Shares can be sold publicly under Rule 144 under the Securities Act. If the Essex Registration Statement had not been declared effective within the timeframes set forth above, then ATS Medical would have been obligated to pay liquidated damages to Essex in an amount equal to 1% of the aggregate amount invested by Essex for each 30-day period, or pro rata for any portion thereof, following the date by which the Essex Registration Statement should have been declared effective; provided, however, that the aggregate amount of liquidated damages paid could not have exceeded 12% of the aggregate amount invested by Essex.
     On December 19, 2008, in connection with the closing of the transactions contemplated by the Essex Purchase Agreement, we appointed Mr. Martin P. Sutter, co-founder and managing director at Essex Woodlands Health Ventures Fund, to our Board of Directors as Essex’s designee. Mr. Sutter is one of the two founding managing directors of Essex Woodlands. Mr. Sutter shares voting and investment power with respect to the shares owned by Essex with the other managing directors of Essex Woodlands. As a result, under the rules of the Securities and Exchange Commission, Mr. Sutter beneficially owns 9,560,639 shares of our common stock and warrants to purchase an additional 1,533,192 shares of our common stock. Mr. Sutter disclaims beneficial ownership of 9,510,639 shares, except to the extent of his proportionate pecuniary interest therein. Mr. Sutter owns 50,000 shares of our common stock in his individual capacity and he has sole voting and investment power with respect to such securities.
     In December 2009, Essex exercised 1,000,000 shares of the Essex Warrants and we received $2.5 million from the exercise.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Philosophy
     Our compensation programs are designed to attract and retain key employees, motivating them for superior performance. The compensation programs are designed to encourage both short- and long-term performance and to emphasize increasing our shareholder value over the long-term. Our executive compensation programs impact all of our employees by establishing general levels of compensation and creating an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the impact of executive compensation and incentive programs on all of our employees.
     We also believe that the compensation of our executives should reflect their success relative to their individual development goals, as well as their collective success as a management team. Collective goals of management include growth in operating income metrics, which we believe will ultimately result in an increase in the value of our stock price. We believe that the performance of our executives in managing the company should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long term, reflect our operating performance, and ultimately, the management of the company by our executives. Consequently, we seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive plans.

Overview of Compensation and our Process
     The Personnel and Compensation Committee of our Board of Directors (the “Committee”) is composed entirely of independent outside directors and is responsible for setting our compensation policy and approving each component of compensation for the executive officers named in the Summary Compensation Table below (our “named executive officers”). Our Chief Executive Officer develops initial recommendations for all components of compensation for our other named executive officers and presents the recommendations to the Committee for review and approval. In 2009, the Committee established a peer group consisting of the following companies (collectively, the “Peer Group”) to assist it in analyzing the reasonableness of the compensation paid to the executive officers:

Alphatec Holdings, Inc.	Kensey Nash, Corporation	Possis Medical, Inc.
Atrion Corporation	Lifecore Biomedical, Inc.	RTI Biologics, Inc.
Cholestech, Corp.	Micrus Endovascular Corporation	Somanetics Corporation
Cryolife, Inc.	Natus Medical, Inc.	Stereotaxis, Inc.
Cutera Inc.	NxStage Medical, Inc.	Vascular Solutions, Inc.
Home Diagnostics, Inc.	Orasure Technologies, Inc.	VNUS Medical Technologies, Inc.
I flow Corp	Orthovita Inc.
The following criteria were used to develop an appropriate peer group for purposes of comparing compensation data: companies in SIC Industry categories 3841 Surgical and Medical Instruments and Apparatus, 3842 Orthopedic, Prosthetic and Surgical Appliances and Supplies, and 3845 Electromedical and Electrotherapeutic Apparatus; companies with revenues between $30 million and $120 million; and companies with market capitalization between $87.5 million and $350 million. The Committee compiled executive compensation data available from Equilar, Inc. for the Peer Group to assist in assessing the reasonableness of its executive compensation.
     Using this compensation data for the Peer Group companies, the Committee developed average levels of salary, direct compensation, annual cash compensation, long-term incentive compensation, and other compensation, as well as average levels of equity ownership, for positions corresponding to those held by our executive officers. This data was then used for comparison purposes in assessing the reasonableness and competitiveness of our executive compensation program.
Components of Our Compensation Program
     During 2009, the principal components of compensation for our named executive officers were:
•	base salary;

•	performance-based cash incentive compensation; and

•	long-term equity incentive compensation.
     We do not have a pre-established formula or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, in general, our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain executive officers, while providing incentives to maximize long-term value for us and our shareholders.
     Base Salary
     We provide our named executive officers with base salary to compensate them for services rendered during the year. Base salary ranges are established for each tier in our management structure based on the level of responsibility and authority of the managers in that tier and by using market data. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 120% of the midpoint of the base salary range established for each tier.

     During its annual review of the base salaries for our executives, the Committee primarily considers:
•	market data provided by our outside data sources;

•	the tier in which the executive’s position is placed; and

•	the executive’s compensation relative to other executive officers in his or her tier.
     The Committee reviews the base salary of an executive annually and also when he or she is promoted or when his or her job responsibilities are otherwise changed. Changes in an executive’s base salary will generally consist of one or both of the following: (1) adjustments made to reduce or eliminate salary disparities between officers in the same tier, and (2) merit-based percentage salary increases given to all executives in one or more tiers based on the overall performance or progress made by ATS Medical and the demands placed on the executive team as ATS Medical grows.
     In February 2009, the Committee increased the base salaries of the following named executive officers as follows:

	2008	2009
Name and Principal Position	Base Salary	Base Salary

Michael D. Dale	$350,000	$450,000
Chairman, Chief Executive Officer and President

Michael R. Kramer	185,000	225,000
Chief Financial Officer

Thaddeus Coffindaffer	235,500	244,400
Vice President, Sales
     The base salary increases were effective on April 1, 2009. Mr. Dale’s base salary was increased by 24% to reflect the fact he had not received an increase in his base salary since 2005 and to move him closer to the mid-point of the base salary range established for his tier by the Committee. Mr. Kramer’s base salary was increased by 17% to better align his base salary with base salaries paid to the other executive officers in his tier. In addition, in February 2009 each of the named executive officers (other than Mr. Reinhardt who joined ATS Medical in May 2009) received a 4% merit-based salary increase to reflect the progress made by ATS Medical toward achieving its business plan.
     Performance-Based Cash Incentive Compensation
     The 2009 Management Incentive Plan (“MIP”) is an annual cash incentive program based on a combination of corporate financial and individual objectives. The MIP was approved by the Committee in February of 2009 and was designed to align our incentive compensation to our 2009 operating objectives. Each named executive officer was eligible for a target MIP bonus of 50% of their base salary.
     For 2009, 60% of a named executive officer’s target MIP award was based on the achievement of corporate financial objectives relating to operating income levels. The operating income target was originally set at $3.7 million and was adjusted during 2009 down to $2.8 million due to unforeseen developments in connection with a planned acquisition and certain capital expenditures, none of which were under the control of management.
     The remaining 40% of each named executive officer’s target MIP award was based on individual SMART goals as determined by the Committee. The term “SMART” relates to a specific compensation philosophy that incentive goals should be Specific, Measurable, Attainable, Related to the mission and Time bound. Each named executive officer’s SMART goals are designed specifically for that officer each year and are known to the other members of the executive team. Performance in relation to each executive’s SMART goals is measured and assessed by the Committee on a quarterly basis.

     Each year the Committee sets minimum, target and maximum levels for each component of the corporate financial objective of the MIP. Payment awards under the MIP are based on the attainment of the objective for the current year. As necessary, the Committee in its discretion may modify, re-weight or make adjustment to the corporate objectives and/or individual objectives during the course of the year to reflect changes in our business plan, the general business environment and other factors. Executive officers participating in the MIP receive:
•	no payment for a corporate financial objective portion of the MIP award unless we achieve the minimum performance level for that objective (85% of the target);

•	a payment ranging from 6% to 100% of the target award opportunity for the corporate financial objective portion of the MIP award if we achieve a performance level ranging from 85% to 100% of the target for that corporate financial objective; and

•	a payment ranging from 100% up to 182% of the target award opportunity for the corporate financial objective portion of the MIP award if we achieve a performance level ranging from over 100% up to 121% of the target for that corporate financial objective.
     The MIP further provides that no awards will be payable pursuant to the MIP if the operating income/loss target is not achieved to at least the 80% level. For fiscal 2009, the operating income target was $2.8 million, however, ATS Medical recorded an operating loss of $3.7 million. As a result, there were no payouts under the MIP for any of the named executive officers with respect to 2009. Although the Committee did not perform an end of the year review of each named executive officer’s performance as compared to his or her SMART goals because of the poor performance by ATS Medical against the corporate financial objective, the levels of performance against SMART goals by the named executive officers through the third quarter of 2009 ranged from 36% to 95%.
     Long-term Equity Incentive Compensation
     Our stock-based equity incentive awards are made pursuant to our 2000 Stock Incentive Plan. In the past, the Committee has awarded participants RSUs or stock options. In making awards of RSUs or stock options, the Committee may establish any conditions or restrictions it deems appropriate. Typically, the Committee awards RSUs, which vest in annual installments over a term of either four or five years with the first vesting occurring on the one-year anniversary of the grant date. All grants of stock options are made at the market price at the time of the grant. Annual awards of RSUs to executives are made at the Committee’s regularly scheduled February meeting. Awards of stock options or RSUs to newly hired executive officers who are eligible to receive them are made at the next regularly scheduled Committee meeting on or following their hire date.
     Our long-term equity incentive compensation is designed to align the interest of each executive officer with those of our shareholders and provide each executive officer with an incentive to manage our business from the perspective of an owner with an equity stake in the business. In general, we view long-term equity incentive compensation as incentive for future performance and not as compensation for past accomplishments. Based on an analysis of executive equity ownership at comparable companies, the Committee has set target levels of equity ownership to guide its equity awards to executive officers. The Committee’s target level of equity ownership for the Chief Executive Officer is 3% to 5% and for the other executive officers is 1% of our outstanding stock. The RSUs awarded to the executive officers each year are intended to make it possible for those officers to achieve these target levels over time.
     At its meeting in February 2009, the Committee granted long-term equity incentives in the form of RSUs to the named executive officers as indicated in the “Grants of Plan-Based Awards” table below. The number of RSUs awarded to each named executive officer other than the Chief Executive Officer was determined by dividing 70% of the mid-point of the base salary range (i.e., $235,000) for the executive officer tier in our management structure by the value of a share of our common stock on the grant date (i.e., $2.49). In the case of the Chief Executive Officer, this long-term equity incentive RSU award was determined by dividing 150% of his 2008 base salary (i.e., $350,000) by the value of a share of our common stock on the grant date (i.e., $2.49). The Committee used a higher multiplier for the Chief Executive Officer than for the other named executive officers to reflect the higher level of responsibility and management obligations to which he is subject.

     After making these grants of long-term equity incentives, the Committee reviewed the progress being made by the named executive officers in achieving their target levels of equity ownership. Based on this review the Committee concluded that the RSU grants made to the named executive officers other than the Chief Executive Officer were sufficient to enable those officers to approach their target equity ownership levels. With respect to the Chief Executive Officer, the Committee determined that an additional grant of 289,157 RSUs was required to enable the Chief Executive Officer to approach his target equity ownership level. The size of this RSU grant was dictated by the terms of the 2000 Stock Incentive Plan which caps the number of shares that may be issued to a participant in any year at 500,000.
Special Moving Allowance for Michael R. Kramer
     On August 17, 2009, the Committee authorized management to provide Mr. Kramer with a moving allowance to facilitate his pending move from Stillwater, Minnesota, to a location much closer to ATS Medical, which would substantially reduce Mr. Kramer’s daily commuting time. Under the allowance, Mr. Kramer could receive up to $75,000 to cover moving costs, closing costs and the down payment on his new home. Any request for funds under the allowance had to be made prior to December 1, 2009. Through that date, Mr. Kramer had requested an aggregate of $75,000 under the moving allowance. All funds received by Mr. Kramer under the allowance will be treated as taxable income to Mr. Kramer, and will be subject to return to ATS Medical under certain limited circumstances, including termination for cause.
Change in Control Agreements
     We have entered into change in control agreements with our named executive officers. The change in control agreements provide certain benefits upon termination of employment after a change of control depending on the circumstances of termination. The Committee believes that it is important to protect our executive officers in the event of a change of control. Further, it is the Committee’s belief that providing change of control benefits should eliminate or reduce the reluctance of executive management to pursue potential change of control transactions that may be in the best interests of shareholders. The change in control agreements with our named executive officers contain a “double trigger” for change of control benefits, which means that there must be both a change of control and a termination of employment in order to receive benefits. The Committee believes the “double trigger” is more equitable than a “single trigger” because it prevents unnecessary payments to executive officers in the event of a friendly (non-hostile) change of control in which the executive officer’s employment is not terminated. The Committee considers change in control benefits to be an important element of a competitive compensation package but does not consider change in control benefits to be a significant factor in determining annual total compensation. For details on the terms of the change in control agreements and the amounts each named executive officer would have received under the applicable agreement based on a hypothetical termination date of December 31, 2009, see “Potential Payments Upon Termination After a Change in Control.”
Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to certain executive officers to $1.0 million, unless the compensation qualifies as a “performance-based compensation” under the Internal Revenue Code. Compensation resulting from stock option awards under the 2000 Stock Incentive Plan will not be counted toward the $1.0 million of deductible compensation under Section 162(m).

Compensation Committee Report
     The Personnel and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2009 Annual Report.

Members of the Personnel and Compensation Committee of the Board of Directors:

Eric W. Sivertson, Chairman
Steven M. Anderson Guy P. Nohra

Summary Compensation Table
     The following table sets forth the cash and non-cash compensation for the last three fiscal years awarded to or earned by the individuals who served as our chief executive officer and chief financial officer and our three other most highly compensated executive officers during fiscal year 2009.
Summary Compensation Table

				Non-Equity
			Stock	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)		($)

Michael D. Dale	2009	440,385	1,055,000	—	53,961	(3)	1,549,346
Chairman, Chief Executive	2008	350,000	1,005,000	217,000	44,929		1,609,929
Officer and President	2007	350,000	255,583	—	1,365		606,948

Michael R. Kramer	2009	218,760	139,397	—	79,437	(4)	437,594
Chief Financial Officer	2008	185,000	271,078	110,260	4,179		570,517
	2007	168,846	175,694	—	3,875		348,415

Thaddeus Coffindaffer	2009	249,144	139,397	—	19,067	(5)	407,608
Vice President, Sales	2008	235,000	271,078	138,180	16,122		660,380

Craig A. Swandal (6)	2009	241,798	139,397	—	4,437		385,632
Vice President, Operations

Michael E. Reinhardt (6)	2009	147,115	228,642	—	1,196		376,953
Vice President, Global Marketing

(1)	The amounts in this column are based on the grant date fair value of RSUs awarded to the named executive officer during the year.

(2)	The amounts in this column relate to awards granted under our MIP. The MIP is discussed in the Compensation Discussion and Analysis section of this proxy statement.

(3)	Includes life insurance coverage paid by ATS Medical of $52,684 and other miscellaneous compensation.

(4)	Includes a $75,000 moving allowance approved by the Personnel and Compensation Committee, matching contributions by ATS Medical into the 401(k) plan and other miscellaneous compensation.

(5)	Includes an automobile allowance of $8,400, sales award trips valued at $6,230, matching contributions by ATS Medical into the 401(k) plan and other miscellaneous compensation.

(6)	Messrs. Swandal and Reinhardt were not named executive officers in 2008 or 2007. Therefore, their compensation information is only provided for 2009.

Grants of Plan-Based Awards During 2009
     The following table summarizes the 2009 grants of equity and non-equity plan-based awards to the executive officers named in the Summary Compensation Table. All of the non-equity incentive plan-based awards were made under our MIP. All of the equity incentive plan-based awards were made under our 2000 Stock Incentive Plan.
Grants of Plan-Based Awards During 2009

						All Other
						Stock
		Date of				Awards:
		Meeting				Number of	Grant Date
		at Which	Estimated Future Payouts Under			Shares of	Fair Value of
		Grant	Non-Equity Incentive Plan Awards (1)			Stock or	Stock and
	Grant	Was	Threshold	Target	Maximum	Units	Option
Name	Date	Approved	($)	($)	($)	(#)(2)	Awards (3)

Michael D. Dale	—	—	6,563	175,000	261,100	—	—
	2/18/09	—	—	—	—	500,000 (4)	1,055,000

Michael R. Kramer	—	—	3,469	92,500	138,010	—	—
	2/18/09	—	—	—	—	66,065 (4)	139,397

Thaddeus Coffindaffer	—	—	4,416	117,500	175,683	—	—
	2/18/09	—	—	—	—	66,065 (4)	139,397

Craig A. Swandal	—	—	4,313	115,000	171,500	—	—
	2/18/09	—	—	—	—	66,065 (4)	139,397

Michael E. Reinhardt	—	—	2,797	74,589	111,287	—	—
	5/04/09	4/24/09	—	—	—	85,000 (5)	228,642

(1)	These columns show the potential payments for each of the named executive officers under the MIP. The material terms of the MIP are described in the Compensation Discussion and Analysis section of this proxy statement. The actual incentive amounts paid based on our performance are reported in the Non-Equity Incentive Plan Compensation Column in the Summary Compensation Table.

(2)	All equity awards in fiscal 2009 to the named executive officers were in the form of RSUs. Holders of RSUs are entitled to receive dividend equivalents on the RSUs awarded, whether vested or unvested, when and if dividends are declared by the Board on our common stock. The RSUs become immediately vested in full in the event of the executive officer’s disability or death or upon a change in control of ATS Medical. No stock options were awarded to the named executive officers in fiscal 2009.

(3)	The grant date fair value of RSUs awarded is based on the closing market price of our common stock on the date of grant.

(4)	These RSUs vest at a rate of 20% each year on the following vesting dates: March 15, 2010, 2011, 2012, 2013 and 2014.

(5)	These RSUs vest at a rate of 20% each year on the following vesting dates: May 4, 2010, 2011, 2012, 2013 and 2014.

Outstanding Equity Awards at 2009 Fiscal Year-End
     The following table summarizes the total outstanding equity awards held at the end of the 2009 fiscal year by the executive officers named in the Summary Compensation Table:
Outstanding Equity Awards at 2009 Fiscal Year-End

					Stock Awards
	Option Awards						Market
	Number of	Number of			Number of		Value of
	Securities	Securities			Shares or		Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock Held That		Stock That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)(1)	(#)(1)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)(2)

Michael D. Dale	225,000	—	0.37	9/18/2012	500,000	(3)	1,615,000
	75,000	—	0.37	9/18/2012	160,000	(4)	516,800
	50,000	—	3.80	12/19/2013	240,000	(5)	775,200
	—	—	—	—	97,674	(6)	315,487
	—	—	—	—	16,000	(7)	51,680

Michael R. Kramer	—	—	—	—	66,065	(3)	213,390
	—	—	—	—	40,000	(4)	129,200
	—	—	—	—	70,103	(5)	226,433
	—	—	—	—	30,000	(8)	96,900
	—	—	—	—	15,627	(6)	50,475
	—	—	—	—	12,000	(9)	38,760
	—	—	—	—	8,000	(10)	25,840

Thaddeus Coffindaffer	100,000	—	3.36	8/16/2013	66,065	(3)	213,390
	20,000	—	3.80	12/19/2013	40,000	(4)	129,200
	5,000	—	3.80	10/28/2013	70,103	(5)	226,433
	—	—	—	—	12,066	(6)	38,973
	—	—	—	—	45,000	(6)	145,350
	—	—	—	—	8,000	(7)	25,840

Craig A. Swandal	—	—	—	—	66,065	(3)	213,390
	—	—	—	—	68,000	(11)	219,640

Michael E. Reinhardt	—	—	—	—	85,000	(12)	274,550

(1)	All outstanding options were fully vested at December 31, 2009.

(2)	Market value of RSUs outstanding at year-end is based on the closing market price of our common stock at December 31, 2009 of $3.23 per share.

(3)	20% of remaining unvested award vests at each vesting date, which is March 15.

(4)	25% of remaining unvested award vests at each vesting date, which is July 30.

(5)	25% of remaining unvested award vests at each vesting date, which is March 15.

(6)	33 1/3% of remaining unvested award vests at each vesting date, which is March 15.

(7)	50% of remaining unvested award vests at each vesting date, which is January 10.

(8)	33 1/3% of remaining unvested award vests at each vesting date, which is August 1.

(9)	33 1/3% of remaining unvested award vests at each vesting date, which is February 13.

(10)	50% of remaining unvested award vests at each vesting date, which is October 2.

(11)	25% of remaining unvested award vests at each vesting date, which is August 11.

(12)	20% of remaining unvested award vests at each vesting date, which is May 4.

Option Exercises and Stock Vested During 2009
     The following table summarizes information with respect to restricted stock and RSU awards that vested during fiscal 2009 for each of the executive officers named in the Summary Compensation Table. No stock options were exercised by the executive officers named in the Summary Compensation Table.
Stock Vested During 2009

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)

Michael D. Dale	140,559	369,732
Michael R. Kramer	50,736	140,449
Thaddeus Coffindaffer	51,799	131,570
Craig A. Swandal	17,000	50,830
Michael E. Reinhardt	—	—

(1)	Value determined by multiplying the number of shares of restricted stock or RSUs vested by the closing market price of a share of our common stock on the vesting date.
Employment Agreements and Potential Payments Upon Termination or Change in Control
Employment Agreement with Michael D. Dale
     Michael D. Dale has served as our President and Chief Executive Officer since October 2002 pursuant to an employment agreement dated September 18, 2002. Mr. Dale’s initial annual base salary under the agreement was $250,000, which was increased to $270,000 in 2004 and to $350,000 in 2005. Mr. Dale’s salary remained at $350,000 from 2006 through 2008. Effective April 1, 2009, the Board of Directors increased Mr. Dale’s salary to $450,000. Mr. Dale’s employment agreement may be terminated at will by either party, provided that if we terminate the agreement without cause, Mr. Dale would be entitled to a severance payment from ATS Medical equal to 12 months salary ($450,000 as of the end of 2009 and $463,500 as of the date of this proxy statement). The agreement also contains a non-competition obligation pursuant to which Mr. Dale agrees not to compete with us during the term of the agreement and for a period of one year following his termination.
Payments Made Upon Termination
     If the employment of any of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt is voluntarily or involuntarily terminated, they will not be entitled to any additional benefits or payments from us other than what has accrued and is vested under the benefit plans discussed in this proxy statement, including under the heading “Summary Compensation Table,” except as otherwise set forth under “Employment Agreement with Michael D. Dale” above. A voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or RSUs. Upon an executive officer’s voluntary or involuntary termination, the executive officer will forfeit his or her unvested RSUs and will have three months from the date of termination to exercise his or her stock options.
Payments Made Upon Disability
     In the event of the disability of any of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt, we will pay the executive officer a disability benefit in an amount that is equal to 60% of their current annual compensation, not to exceed $10,000 per month. This disability benefit is the same as the disability benefit provided to all employees. The payments continue until the participant dies, ceases to have a disability, or attains the age of 65. If the employment of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt is terminated due to disability, our standard RSU agreement contains terms that provide for the acceleration of any RSUs upon disability. If, as of the end of 2009, the employment of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt was terminated due to a disability, the value of the RSUs that would have accelerated would have been $3,274,167, $780,998, $779,186, $433,030 and $274,550, respectively.
Payments Made Upon Death
     In the event of death of any of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt, we will make a one-time, lump sum payment to the executive officer’s estate in an amount equal to the executive officer’s annual salary, not to exceed $150,000. No additional benefits or payments will accrue to, or be paid to, the executive officer, other than what has accrued and is vested under the benefit plans discussed in this proxy statement, including under the heading “Summary Compensation Table.” If the employment of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt is terminated due to death, our standard RSU agreement contains terms that provide for the acceleration of any RSUs upon death. If, as of the end of 2009, the employment of Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt was terminated due to the executive officer’s death, the value of RSUs that would have accelerated would have been $3,274,167, $780,998, $779,186, $433,030 and $274,550, respectively.
Potential Payments Upon Termination After a Change in Control
     We have entered into change in control agreements with Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt. The change in control agreements provide that if the officer’s employment with us is terminated within 24 months after a change in control either by us (other than for cause or disability), or by the officer for good reason, then the officer will be entitled to a lump-sum severance payment equal to two times the executive officer’s base salary, as limited by Section 280G of the Internal Revenue Code of 1986, as amended. In addition, the executive officer is entitled to medical benefits and certain other benefits for up to 24 months following termination. “Good reason” is defined as the termination of employment as a result of a diminution in the officer’s responsibilities, a reduction in salary or benefits, or a relocation of our office of more than 35 miles. A “change in control” is generally defined as an acquisition of more than 35% of our outstanding common stock by any person or group, the merger or sale of ATS Medical or the replacement of a majority of our Board of Directors with directors not recommended by the existing Board of Directors. Our standard RSU agreement and some of our option agreements contain terms that provide for the acceleration of any RSUs and stock options upon a change in control of ATS Medical.
     If there had been a change in control of ATS Medical as of the end of 2009 and the employment of the executive officers named in the Summary Compensation Table had been immediately terminated, Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt would have been entitled to receive, pursuant to the terms of the agreements, lump sum payments, including salary and benefits, upon termination of $930,896, $480,896, $519,696, $509,296 and $480,896, respectively. In addition, if there had been a change in control of ATS Medical as of the end of 2009, the value of the RSUs held by Messrs. Dale, Kramer, Coffindaffer, Swandal and Reinhardt that would have accelerated would have been $3,274,167, $780,998, $779,186, $433,030 and $274,550, respectively.
PROPOSAL 2 — APPROVAL OF THE
ATS MEDICAL, INC. 2010 STOCK INCENTIVE PLAN
     On March 31, 2010, our Board adopted, subject to shareholder approval, the ATS Medical, Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”). The purpose of the Stock Incentive Plan is to promote the interests of ATS Medical and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors who we expect will contribute to our success and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in ATS Medical. The Stock Incentive Plan is intended to replace our existing ATS Medical, Inc. 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”), which is scheduled to expire by its terms on December 31, 2010.
     The Stock Incentive Plan authorizes the grant of stock options, restricted stock units (including restricted stock units with time-based and performance-based vesting) and other forms of stock-based compensation. The Board believes that stock options and restricted stock units have been, and that in the future stock-based compensation will be, a very important factor both in attracting and retaining experienced and talented employees and non-employee directors and in motivating them to contribute significantly to the growth and profitability of our business. The

Board believes that stock-based compensation aligns the interests of our managers and non-employee directors with the interests of our shareholders. We believe the availability of stock-based compensation not only increases employees’ focus on the creation of shareholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to our future success.
     We currently award stock options, restricted stock units and other stock-based awards under the 2000 Stock Incentive Plan. If the Stock Incentive Plan is approved by our shareholders, no more awards will be granted under the 2000 Stock Incentive Plan, except that the automatic restricted stock unit grants to non-employee directors set forth in Section 7 of the 2000 Stock Incentive Plan will be made in accordance with the terms of the 2000 Stock Incentive Plan on May 12, 2010.
     The following is a summary of the material terms of the Stock Incentive Plan and is qualified in its entirety by reference to the Stock Incentive Plan. A copy of the Stock Incentive Plan is attached as Appendix A to this proxy statement.
Summary of the Stock Incentive Plan
Administration
     The Personnel and Compensation Committee will administer the Stock Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Stock Incentive Plan. In addition, the Personnel and Compensation Committee can specify whether, and under what circumstances, awards to be received under the Stock Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Personnel and Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Personnel and Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Personnel and Compensation Committee has authority to interpret the Stock Incentive Plan and establish rules and regulations for the administration of the Stock Incentive Plan.
     The Personnel and Compensation Committee may delegate its powers under the Stock Incentive Plan to one or more directors (including a director who is also one of our officers) and may authorize one or more officers to grant awards under the Stock Incentive Plan, except that the Personnel and Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors may also exercise the powers of the Personnel and Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.
Eligible Participants
     Any employee, officer, consultant, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the Personnel and Compensation Committee, is eligible to receive an award under the Stock Incentive Plan, provided that, in the case of consultants and advisors, such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for ATS Medical’s securities. As of March 19, 2010, approximately 340 employees, officers, consultants, advisors and non-employee directors would have been eligible to participate in the Stock Incentive Plan.
Shares Available For Awards
     The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Stock Incentive Plan will be 5,000,000. Under the Stock Incentive Plan, no person may be granted in any taxable year Qualified Performance Awards (as defined below) denominated in shares for more than 3,000,000 shares in the aggregate.
     The Personnel and Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Stock Incentive Plan.
Types of Awards and Terms and Conditions
     The Stock Incentive Plan permits grants of:
•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.
     Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Personnel and Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the Stock Incentive Plan will be made in accordance with methods and procedures established by the Personnel and Compensation Committee. The term of awards may not be longer than ten years from the date of grant. Awards will be adjusted by the Personnel and Compensation Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Stock Incentive Plan.
     Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Personnel and Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Personnel and Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The Stock Incentive Plan provides that the term of any option will be fixed by the Personnel and Compensation Committee but will not be longer than ten years from the grant date of the option.
     Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Personnel and Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Personnel and Compensation Committee. The Stock Incentive Plan provides that the term of any SAR will be fixed by the Personnel and Compensation Committee but will not be longer than ten years from the grant date of the SAR.
     Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Personnel and Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Personnel and Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Personnel and Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Personnel and Compensation Committee. If the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the Personnel and Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.
     Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Personnel and Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Personnel and Compensation Committee.
     Performance Awards. The Personnel and Compensation Committee may grant performance awards under the Stock Incentive Plan. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Personnel and Compensation Committee in accordance with the Stock Incentive Plan. The Personnel and Compensation Committee will determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant. Certain performance awards granted under the Stock Incentive Plan may be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Qualified Performance Awards”).
     Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit, line of business or geographic regional basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, environmental health and safety goals, cost reductions and development and implementation of strategic plans, completion of key projects, management succession plans, diversity initiatives or SMART goals. Performance goals may be an absolute measure or a defined change (amount or percentage) in a measure. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Personnel and Compensation Committee may provide that, in determining whether the performance goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
     Under the Stock Incentive Plan, the maximum amount that may be paid with respect to Qualified Performance Awards denominated in cash to any participant in the aggregate in any taxable year is $10,000,000 in value (whether payable in cash, stock or other property). In addition, Qualified Performance Awards must comply with the requirements of Section 162(m) of the Internal Revenue Code.
     Stock Awards. The Personnel and Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Personnel and Compensation Committee and the limitations in the Stock Incentive Plan.
     Other Stock-Based Awards. The Personnel and Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Personnel and Compensation Committee and the limitations in the Stock Incentive Plan.

Accounting for Awards
     If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the Stock Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the Stock Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the Stock Incentive Plan.
     The Stock Incentive Plan provides that shares covered by an award made under the Stock Incentive Plan (or to which such an award relates) that are not purchased, that are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or that are subject to an award that otherwise terminates or is cancelled without delivery of such shares, shall be available for award again under the Stock Incentive Plan to the extent of any such forfeiture, reacquisition, termination or cancellation. Shares that are withheld in full or partial payment of the purchase or exercise price of any award or in connection with the satisfaction of tax obligations relating to an award will not be available again for grant awards under the Stock Incentive Plan.
Duration, Termination and Amendment
     Unless terminated by the Board of Directors, the Stock Incentive Plan will expire on March 31, 2020. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Stock Incentive Plan prior to expiration may extend beyond the expiration of the Stock Incentive Plan through the award’s normal expiration date. The Board of Directors may amend, alter, suspend, discontinue or terminate the Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the Stock Incentive Plan that would: (1) increase the number of shares of our common stock available under the Stock Incentive Plan, (2) increase the award limits under the Stock Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the Stock Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission or the NASDAQ Global Market or any other securities exchange that are applicable to us.
Prohibition on Repricing Awards and Award Adjustments
     No option or SAR may be amended to reduce its initial exercise or grant price, and no option or SAR may be cancelled and replaced with awards having a lower exercise or grant price. However, the Personnel and Compensation Committee may adjust the exercise or grant price of, and the number of shares subject to, any outstanding option or SAR in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Stock Incentive Plan.
Transferability of Awards
     Except in certain limited situations permitted under the Stock Incentive Plan, awards (other than stock awards) under the Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.
Federal Income Tax Consequences
Grant of Options and SARs
     The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options
     No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.
     If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.
Exercise of Non-Qualified Stock Options and SARs
     Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
     The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.
Restricted Stock
     Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.
Restricted Stock Units, Performance Awards and Dividend Equivalents
     Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Other Stock Grants
     As to other grants of shares of our common stock made under the Stock Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.
Income Tax Deduction
     Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other Qualified Performance Awards paid under the Stock Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Stock Incentive Plan.
Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act
     Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), an SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if the recipient has had a non-exempt acquisition of shares of ATS stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period (unless a special election is made by the recipient pursuant to Section 83(b) of the Internal Revenue Code to recognize income as of the date the shares are received).
Delivery of Shares for Tax Obligation
     Under the Stock Incentive Plan, the Personnel and Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Personnel and Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.
Section 409A of the Internal Revenue Code
     The Stock Incentive Plan contains provisions intended to prevent adverse tax consequences under Section 409A of the Internal Revenue Code to holders of awards granted under the Stock Incentive Plan.
New Plan Benefits
     No benefits or amounts have been granted, awarded or received under the Stock Incentive Plan that were subject to shareholder approval. In addition, the Personnel and Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the Stock Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the Stock Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NASDAQ Global Market on March 19, 2010 was $2.43.

Equity Compensation Plan Information
     The following table summarizes, as of December 31, 2009, the shares of our common stock subject to outstanding awards or available for future awards under our equity compensation plans and arrangements.

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued	exercise price of	equity compensation
	upon exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected
Plan category	warrants and rights	and rights	in the first column)
Equity compensation plans approved by security holders	5,164,477	$0.56	2,165,834	(1)
Equity compensation plans not approved by security holders	1,503,200	$2.77	—	(2)

Total	6,667,677	$1.06	2,165,834

(1)	Includes shares remaining available under the 2000 Stock Incentive Plan (2,075,078 shares) and the 1998 Employee Stock Purchase Plan (90,756 shares). As of March 16, 2010, there were 317,880 shares remaining available under the 2000 Stock Incentive Plan and 53,154 shares under the 1998 Employee Stock Purchase Plan.

(2)	Nearly all of the 1,503,200 shares listed consist of individual stock options granted to new executives or employees as an inducement to their employment with us. These options have an exercise price equal to the fair market value of our common stock at the time of the grant and vest ratably over two to four year periods. Most of the options have a life of 10 years and vesting accelerates upon a change of control of ATS Medical. We intend that these options shall not be incentive stock options governed by the provisions of Section 422 of the Internal Revenue Code.
Recommendation of the Board of Directors; Vote Required for Approval
     The Board recommends that you vote “FOR” the adoption of the Stock Purchase Plan. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the 2010 Annual Meeting is required to approve the Stock Incentive Plan, provided that the total number of shares that voted in favor of the Stock Incentive Plan constitutes more than 25% of our outstanding shares.
PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE
ATS MEDICAL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
     The ATS Medical 1998 Employee Stock Purchase Plan (the “Stock Purchase Plan”) was adopted by our Board and shareholders in 1998. Under the Stock Purchase Plan, employees of ATS Medical and its designated subsidiaries can purchase up to an aggregate of 200,000 shares of our common stock at a discount at the end of any purchase period. In 2003 and 2006, our Board and shareholders adopted amendments to the Stock Purchase Plan increasing the number of shares of our common stock available for purchase under the plan by 300,000 and 500,000 shares, respectively. As of March 16, 2010, approximately 53,154 shares of our common stock remained available for purchase under the Stock Purchase Plan. Consequently, on March 31, 2010, our Board adopted, subject to shareholder approval, an amendment to the Stock Purchase Plan increasing the number of shares of common stock available under the Stock Purchase Plan by 500,000 shares to a total of 1,500,000 shares.

     The following is a summary of the material terms of the Stock Purchase Plan and is qualified in its entirety by reference to the Stock Purchase Plan. A copy of the Stock Purchase Plan, as proposed to be amended, is attached as Appendix B to this proxy statement.
Summary of the Stock Purchase Plan
Purpose
     The purpose of the Stock Purchase Plan is to provide employees of ATS Medical and its designated subsidiaries with an opportunity to share in the ownership of ATS Medical by providing them with a convenient means for regular and systematic purchases of our common stock and, thus, to develop a stronger incentive to work for the continued success of ATS Medical.
Administration
     The Personnel and Compensation Committee has been designated by the Board to administer the Stock Purchase Plan. The Personnel and Compensation Committee has full authority to interpret the Stock Purchase Plan and establish rules and regulations for the administration of the Stock Purchase Plan.
Eligibility
     Any employees of ATS Medical or any designated subsidiary (other than any employee whose customary employment is less than 20 hours weekly or who has not completed at least 30 days of service) is eligible to participate in the Stock Purchase Plan. However, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of ATS Medical or all of its affiliates will not be eligible to participate in the Stock Purchase Plan. As of March 19, 2010, there were approximately 300 employees who were eligible to participate in the Stock Purchase Plan.
Share Purchases
     The Stock Purchase Plan permits our shares of common stock to be sold to participating employees on the last business day of any purchase period at a price that is the lesser of (i) 85% of the fair market value of our common stock on the first business day of the purchase period or (ii) 85% of the fair market value of our common stock on the last business day of each purchase period. There are four three-month purchase periods each year. Purchase periods begin on the first day of February, May, August and November.
Number of Shares
     The proposed amendment to the Stock Purchase Plan will increase the number of shares of our common stock available for purchase by 500,000 shares to a total of 1,500,000 shares. The number of shares of our common stock available for purchase under the Stock Purchase Plan is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Articles of Incorporation, reverse stock split, merger, consolidation or other similar changes in the corporate structure or stock of ATS Medical. The shares of our common stock to be sold under the Stock Purchase Plan may be treasury shares, authorized but unissued shares or shares acquired in the open market.
     No participant may purchase (1) more than 10,000 shares under the Stock Purchase Plan for a given purchase period or (2) shares having a fair market value (determined at the beginning of each purchase period) exceeding $25,000 under the Stock Purchase Plan and all other employee Stock Purchase Plans (if any) for any calendar year. The closing price of a share of our common stock as reported on the NASDAQ Global Market on March 19, 2010 was $2.43.
Certain Terms and Conditions
     Participating employees may direct ATS Medical to make payroll deductions of 1% to 10% (subject to other limitations imposed by the Personnel and Compensation Committee) of their current, regular compensation for each pay period during the purchase period, subject to such other limitations as the Personnel and Compensation

Committee in its sole discretion may impose. Participating employees may cease making payroll deductions at any time, subject to such limitations as the Personnel and Compensation Committee in its sole discretion may impose. In the event that during a purchase period the entire credit balance in a participating employee’s stock purchase account exceeds the product of (1) 85% of the fair market value of our common stock on the first business day of that purchase period, and (2) 10,000, then payroll deductions for such participating employee shall automatically cease, and shall resume on the first pay period of the next purchase period.
     Participating employees may withdraw from the Stock Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next purchase period). In such event, the entire credit balance in the participating employee’s stock purchase account will be paid to the participating employee in cash within 30 days.
     Upon a participant’s termination of employment with ATS Medical or a designated subsidiary for any reason, participation in the Stock Purchase Plan will cease. In the event of termination due to the death of the participant, on the last business day of the purchase period during which such participant’s death occurred, the entire credit balance in such participant’s stock purchase account will be used to purchase our common stock unless the participant’s estate has elected to have the balance of the participant’s share purchase account paid, in cash, to the participant’s estate or a designated beneficiary within 30 days after the end of that purchase period. In the event of termination due to normal or early retirement of the participant, on the last business day of the purchase period during which such retirement occurred, the entire credit balance in such participant’s stock purchase account will be used to purchase our common stock unless such participant has elected to receive the balance of the participant’s share purchase account in cash within 30 days after the end of that purchase period; provided, that, such participant shall have no right to purchase our common stock in the event that the last day of such purchase period occurs more than three months following the termination of such participant’s employment with ATS Medical by reason of such retirement. In the event of any other termination, the balance of the participant’s share purchase account will be paid, in cash, to the participant within 30 days after such termination. Generally, the consideration to be received by ATS Medical from the participant for the right to participate in the Stock Purchase Plan will be the participant’s past, present or expected future contributions to ATS Medical or the designated subsidiary.
     The common shares purchased under the Stock Purchase Plan will be delivered promptly after the last day of each purchase period.
Duration, Termination and Amendment
     Unless earlier discontinued or terminated by our Board, the Stock Purchase Plan shall automatically terminate when all of the shares of common stock issuable under the Stock Purchase Plan have been sold. The Stock Purchase Plan permits our Board to amend or discontinue the Stock Purchase Plan at any time, except that prior shareholder approval will be required for any amendment to the Stock Purchase Plan that:
•	absent such shareholder approval, would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Stock Purchase Plan;

•	increases the number of shares of common stock available for issuance under the Stock Purchase Plan (other than for certain adjustments in the number of outstanding shares of our common stock and certain corporate transactions described above);

•	requires shareholder approval under the rules or regulations of the NASDAQ Global Market; or

•	permits the issuance of our common stock before payment therefor in full.
Federal Income Tax Consequences
     The following is a summary of the U.S. federal income tax aspects of the stock purchase rights that may be granted under the Stock Purchase Plan as of the date of this proxy statement. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

     The Stock Purchase Plan, and the right of participants to make purchases of common shares pursuant to the Stock Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the stock purchase rights or upon the purchase of common shares under the Stock Purchase Plan, and ATS Medical will not be entitled to any deduction at the time of grant of the rights or purchase of the shares.
     The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant meets certain conditions summarized below. If the participant:
•	does not dispose of the shares purchased within two years after grant of the stock purchase right and within one year after purchase; and

•	is an employee of ATS Medical or its subsidiaries at all times during the period beginning with the date he or she becomes a participant and ending three months before acquiring the shares, then, upon disposition of shares acquired after satisfying the prescribed holding period, ATS Medical will receive no deduction upon the disposition of the shares, and the participant:
•	will recognize ordinary income on the lesser of (a) the participant’s gain on the sale or (b) the purchase price discount under the Stock Purchase Plan, computed as if the right to purchase was exercised on the first business day of the purchase period; and

•	will recognize long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.
However, consequences for both ATS Medical and the participant would differ if the participant did not satisfy the prescribed holding period. In that event, the participant will recognize ordinary income on the lesser of (a) the participant’s gain on the sale, or (b) the purchase price discount computed as of date of purchase. ATS Medical does get a deduction for that same amount. Upon disposition, the balance of gain, if any, is long or short-term capital gain, depending on the holding period.
New Plan Benefits
     Because the amount of future benefits under the Stock Purchase Plan will depend on participant elections and the fair market value of ATS Medical common stock, the amount of such benefits is not determinable. During 2009, all participating employees, including current officers, as a group (77 persons), purchased 124,231 shares of our common stock under the Stock Purchase Plan at the weighted average purchase price per share of $2.22.
Recommendation of the Board of Directors; Vote Required for Approval
     The Board recommends that you vote “FOR” the approval of the amendment to the Stock Purchase Plan. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the 2010 Annual Meeting is required to approve the amendment to the Stock Purchase Plan, provided that the total number of shares that voted in favor of the amendment to the Stock Purchase Plan constitutes more than 25% of our outstanding shares.

REPORT OF THE AUDIT, FINANCE AND INVESTMENT COMMITTEE
     The Audit, Finance and Investment Committee of our Board of Directors is composed of the following non-employee directors: Messrs. Sivertson, Anderson and Munzenrider. Mr. Munzenrider currently serves as the Chairman of the Audit, Finance and Investment Committee. All of the members of the Audit, Finance and Investment Committee are independent for purposes of the NASDAQ listing requirements. Mr. Munzenrider qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit, Finance and Investment Committee operates under a written charter adopted by the Board of Directors, which is available for review on the Company’s website at www.atsmedical.com. The Audit, Finance and Investment Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of the Company’s independent registered public accounting firm.
     Management is responsible for the Company’s internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on our financial statements. The Audit, Finance and Investment Committee’s responsibility is to monitor and oversee these processes.
     In this context, the Audit, Finance and Investment Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit, Finance and Investment Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit, Finance and Investment Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit, Finance and Investment Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board.
     The Company’s independent registered public accounting firm also provided to the Audit, Finance and Investment Committee the written disclosures and letter concerning its independence required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit, Finance and Investment Committee discussed with the independent registered public accounting firm the auditing firm’s independence. The Committee also considered whether non-audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.
     Based upon the Audit, Finance and Investment Committee’s discussion with management and the independent registered public accounting firm and the Audit, Finance and Investment Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit, Finance and Investment Committee, the Audit, Finance and Investment Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission.
Members of the Audit, Finance and Investment
Committee of the Board of Directors:
Robert E. Munzenrider, Chairman
Steven M. Anderson
Eric W. Sivertson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
     Grant Thornton LLP, our independent registered public accounting firm, provides both audit and non-audit services to us. The fee table below reports fees billed or to be billed to us for professional services provided to us during 2008 and 2009 by Grant Thornton LLP. Based in part on its review of the nature and value of services provided by Grant Thornton LLP, our Audit, Finance and Investment Committee has concluded that the provision of non-audit services is compatible with maintaining Grant Thornton LLP’s independence. The Audit, Finance and Investment Committee has approved, pursuant to its pre-approval policies described below, all of the services listed below.

	2009	2008
Audit Fees	$314,200	$281,450
Audit-Related Fees (1)	13,400	13,000
Tax Fees (2)	—	6,812
All Other Fees	—	—

Total Fees	$327,600	$301,262

(1)	These fees represent services performed in connection with audits of our 401(k) plan.

(2)	These fees represent tax services in connection with Canadian tax filings.
     All services provided by our independent registered public accounting firm, Grant Thornton LLP, are subject to pre-approval by our Audit, Finance and Investment Committee. The Audit, Finance and Investment Committee has authorized the Chair of the Audit, Finance and Investment Committee to approve services by Grant Thornton LLP in the event there is a need for such approval prior to the next Audit, Finance and Investment Committee meeting. However, a full report of any such interim approvals must be given at the next Audit, Finance and Investment Committee meeting. Before granting any approval, the Audit, Finance and Investment Committee (or the committee Chair, if applicable) must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Grant Thornton LLP is best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit, Finance and Investment Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on Grant Thornton LLP’s independence.
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors, based upon the recommendation of the Audit, Finance and Investment Committee, has appointed Grant Thornton LLP as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2010 and to perform other appropriate accounting services. Grant Thornton LLP has served as our independent registered public accounting firm since August 2006, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.
     While we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit, Finance and Investment Committee will reconsider its selection.

     Representatives of Grant Thornton LLP will be present at the 2010 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Recommendation of the Board of Directors; Vote Required for Approval
     The Board recommends that you vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the 2010 Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, provided that the total number of shares that voted in favor of ratification constitutes more than 25% of our outstanding shares.
PROPOSALS FOR THE 2011 ANNUAL MEETING
     Any proposal by a shareholder to be included in our proxy material and presented at the 2011 Annual Meeting of Shareholders must be received at our principal executive offices, 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447, Attention: Corporate Secretary, no later than December 10, 2010. In addition, in connection with any matter to be proposed by a shareholder at the 2011 Annual Meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by our Corporate Secretary at our principal executive office by February 23, 2011.
ANNUAL REPORT ON FORM 10-K
     Our Annual Report on Form 10-K, including financial statements for the year ended December 31, 2009, accompanies, or has been mailed to you immediately prior to, this proxy statement. The 2009 Annual Report on Form 10-K is also available on our website at www.atsmedical.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to our Corporate Secretary at ATS Medical, Inc., 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.
“HOUSEHOLDING” OF PROXY MATERIALS
     The Securities and Exchange Commission rules allow a single copy of the proxy statement and 2009 Annual Report on Form 10-K to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household ATS Medical proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our proxy statement and/or our 2009 Annual Report on Form 10-K to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to our Corporate Secretary at ATS Medical, Inc., 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447, or call (763) 553-7736.

OTHER MATTERS
     The Board of Directors does not know of any other business to come before the 2010 Annual Meeting. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.
     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Michael D. Dale
Chief Executive Officer

April 9, 2010

APPENDIX A
ATS MEDICAL, INC.
2010 STOCK INCENTIVE PLAN
Section 1. Purpose.
     The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.
Section 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
     (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.
     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not that be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
     (d) “Board” shall mean the Board of Directors of the Company.
     (e) “Change in Control” shall have the meaning ascribed to such term in any Award Agreement; provided, however, that no Award Agreement shall contain a definition of Change in Control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.
     (f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
     (g) “Committee” shall mean the Personnel and Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m)of the Code.
     (h) “Company” shall mean ATS Medical, Inc., a Minnesota corporation, or any successor corporation.
     (i) “Director” shall mean a member of the Board.
     (j) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
     (k) “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, provided that, in the case of consultants and advisors, such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. An Eligible Person must be a natural person.
     (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the NASDAQ Global Market as reported on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market was open for trading.
     (n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
     (o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     (p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (q) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
     (r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

     (s) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.
     (t) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, line of business or geographic region basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, environmental health and safety goals, cost reductions and development and implementation of strategic plans, completion of key projects, management succession plans, diversity initiatives or SMART goals. A Performance Goal may be an absolute measure or a defined change (amount or percentage) in a measure. A Performance Goal may reflect absolute entity or business unit performance or performance relative to the performance of a peer group of companies or other external measure. To the extent consistent with Section 162(m), the Committee may provide that, in determining whether the Performance Goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: asset write-downs, litigation or related judgments or settlements, changes in tax law, accounting principles or other such laws or provisions affecting reported results, severance, contract termination and other costs related to exiting certain business activities, and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
     (u) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
     (v) “Plan” shall mean this ATS Medical, Inc. 2010 Stock Incentive Plan, as amended from time to time.
     (w) “Qualified Performance Award” means a Performance Award that (i) is made to as officer of the Company who may be a “covered person” under Section 162(m), and (ii) is intended to be “qualified performance-based compensation” within the meaning of Section 162(m).
     (x) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
     (y) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
     (z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

     (aa) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.
     (bb) “Shares” shall mean shares of Common Stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
     (cc) “Specified Employee” shall mean a “specified employee” as such term is defined in Section 409A(a)(2)(B) of the Code.
     (dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
     (ee) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.
     (ff) “2000 Plan” shall mean the ATS Medical, Inc. 2000 Stock Incentive Plan, as amended from time to time
Section 3. Administration.
     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
     (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m).
     (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).
Section 4. Shares Available for Awards.
     (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 5,000,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.
     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.
     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property)

subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Awards and (iv) the limitations contained in Section 4(d) of the Plan.
     (d) Section 162(m) Limitations for Qualified Performance Awards. In accordance with Section 162(m), there are limits on the Qualified Performance Awards that may be granted to an Eligible Person under the Plan in any taxable year. Qualified Performance Awards denominated in Shares are subject to the limit set forth in subsection (i) below, and Qualified Performance Awards denominated in cash are subject to the limit set forth in subsection (ii) below. In no case is a Qualified Performance Award subject to both of the limits set forth in subsections (i) and (ii) below.
          (i) Limitation for Qualified Performance Awards Denominated in Shares. No Eligible Person may be granted any Qualified Performance Award or Qualified Performance Awards denominated in Shares for more than 3,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any taxable year.
          (ii) Limitation for Qualified Performance Awards Denominated in Cash. No Eligible Person may be granted any Qualified Performance Award or Qualified Performance Awards denominated in cash with a value in excess of $10,000,000 (whether payable in cash, Shares or other property) in the aggregate in any taxable year.
Section 5. Eligibility.
     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards.
     (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

          (ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.
          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The term of any Stock Appreciation Right will be fixed by the Committee but shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
          (ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
          (iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
     (d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
     (e) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property, and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Qualified Performance Awards shall be conditioned, to the extent required by 162(m), solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and Qualified Performance Awards shall otherwise comply with the requirements of Section 162(m).
     (f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

     (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.
     (h) General.
          (i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
          (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
          (iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.
          (v) Limits on Transfer of Awards. Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
          (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.
          (vii) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price, and no Option shall be cancelled and replaced with an Option or Options having a lower exercise price. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price, and no Stock Appreciation Right shall be cancelled and replaced with a Stock Appreciation Right having a lower grant price.
          (viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance, unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or, if earlier, upon the Specified Employee’s death), unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.
Section 7. Amendment and Termination; Corrections.
     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:
          (i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Market or any securities exchange that are applicable to the Company;
          (ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
          (iii) increases the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;
          (iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(h)(vii) of the Plan;
          (v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and
          (vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.
     (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.
     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8. Income Tax Withholding.
     In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9. General Provisions.
     (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
     (b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement is issued to, and accepted by, the Participant.
     (c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.
     (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
     (e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.
     (f) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.
     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10. Effective Date of the Plan; Effect on 2000 Plan.
     The Plan was adopted by the Board on March 31, 2010. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on May 12, 2010, and the Plan shall be effective as of the date of such shareholder approval. On and after the date of shareholder approval of the Plan, no awards (other than the automatic Restricted Stock Unit grants to non-employee Directors set forth in Section 7 of the 2000 Plan to be made to non-employee Directors upon their election to the Board at the annual meeting of shareholders to be held on May 12, 2010) shall be granted under the 2000 Plan, but all outstanding awards previously granted under the 2000 Plan shall remain outstanding in accordance with the terms thereof. All grants to non-employee Directors after the date of shareholder approval of the Plan shall be made solely under the Plan.
Section 11. Term of the Plan.
     The Plan shall terminate at midnight on March 31, 2020, unless terminated before then by the Board; provided, however, that no Qualified Performance Award may be granted under the Plan after the fifth year following the year in which the shareholders of the Company approved the Performance Goals, unless and until the Performance Goals are reapproved by the shareholders. Awards may be granted under the Plan until the earlier to occur of the date of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

APPENDIX B
ATS MEDICAL, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN
(AS PROPOSED TO BE AMENDED)
ARTICLE I.
INTRODUCTION
     Section 1.01 Purpose. The purpose of the ATS Medical, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of ATS Medical, Inc., a Minnesota corporation (the “Company”), and its Affiliates with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company’s Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.
     Section 1.02 Rules of Interpretation. It is intended that the Plan be an “employee stock purchase plan” as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.
     Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:
     (a) “Acceleration Date” means the earlier of the date of shareholder approval or approval by the Company’s Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.
     (b) “Affiliate” means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.
     (c) “Committee” means the committee described in Section 10.01.
     (d) “Company” means ATS Medical, Inc., a Minnesota corporation, and its successors by merger or consolidation as contemplated by Article XI herein.
     (e) “Current Compensation” means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.
     (f) “Fair Market Value” as of a given date means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than (i) the closing price of the

Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, or (ii) the average of the closing representative bid and asked prices of the Common Stock as reported on the Nasdaq National Market System on the date as of which the fair market value is being determined. If on the date of grant of any option hereunder the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03 and in connection therewith shall take such action as it deems necessary or advisable.
     (g) “Participant” means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.
     (h) “Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full- Time Employees may participate in the Plan.
     (i) “Permanent Full-Time Employee” means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding (i) an employee whose customary employment is less than twenty (20) hours per week and (ii) an employee who has been employed by the Company for less than thirty (30) days.
     (j) “Plan” means the ATS Medical, Inc. 1998 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.
     (k) “Purchase Period” means the approximate three-month periods beginning (i) on the first business day in May and ending on the last business day in July of each year; (ii) on the first business day in August and ending on the last business day in October of each year; (iii) on the first business day in November of one year and ending on the last business day in January of the following year; and (iv) on the first business day in February and ending on the last business day in April of each year; provided, however, that the initial Purchase Period will commence on May 3, 1998 and will terminate on the last business day in July 1998, and provided further that the then current Purchase Period will end upon the occurrence of an Acceleration Date.
     (l) “Common Stock” means the Company’s Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.
     (m) “Stock Purchase Account” means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions.

ARTICLE II.
ELIGIBILITY AND PARTICIPATION
     Section 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as such employee remains a Permanent Full-Time Employee.
     Section 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).
     Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.
     Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.
ARTICLE III.
PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT
     Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any multiple of 1%, but not less than 1% or more than 10% of such Participant’s Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose. In the event that during a Purchase Period the entire credit balance in a Participant’s Stock Purchase Account exceeds the product of (i) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period, and (ii) 10,000 then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.
     Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant’s Stock Purchase Account on each payday.
     Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant’s Stock Purchase Account.

     Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).
     Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.
ARTICLE IV.
RIGHT TO PURCHASE SHARES
     Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period up to the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.02 with up to the entire credit balance in the Participant’s Stock Purchase Account, subject to the limitations that (i) no more than 10,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, (ii) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year and (iii) the Committee may reasonably impose. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.
     Section 4.02 Purchase Price. Except as provided in Section 6.03, the purchase price for any Purchase Period shall be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (ii) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.
ARTICLE V.
EXERCISE OF RIGHT
     Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant’s Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of part or all of the credit balance in cash.
     Section 5.02 Cash Distributions. Any amount remaining in a Participant’s Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of that Purchase Period.
     Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI.
WITHDRAWAL FROM PLAN; SALE OF STOCK
     Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.
     Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant’s Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant’s death occurred and in accordance with Section 5.01, the entire credit balance in such Participant’s Stock Purchase Account will be used to purchase Common Stock, unless such Participant’s estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant’s Stock Account distributed in cash within thirty (30) days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant’s estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant’s lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary’s estate.
     Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant’s normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant’s Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant’s approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant’s Stock Purchase Account will be used to purchase Common Stock at the Fair Market Value of the Common Stock on such date, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant’s Stock Purchase Account in cash within thirty (30) days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant’s employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason. In such event, the entire credit balance in such Participant’s Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Permanent Full-Time Employee.
ARTICLE VII.
NONTRANSFERABILITY
     Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.
     Section 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.
ARTICLE VIII.
STOCK CERTIFICATES
     Section 8.01 Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate representing the Common Stock purchased on the last business day of such Purchase Period.
     Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.
     Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.
     Section 8.04 Form of Ownership. The certificates representing Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

ARTICLE IX.
EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN
     Section 9.01 Effective Date. The Plan was approved by the Board of Directors on January 28, 1998 and shall be approved by the shareholders of the Company within twelve (12) months thereof.
     Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on May 3, 1998. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(k).
     Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without shareholder approval be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”) to become unavailable with respect to the Plan, (ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, (iii) permit the issuance of Common Stock before payment therefor in full or, (iv) other than as provided in Article XI, increases the number of shares of Common Stock available for issuance under the Plan.
     Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.03 have been sold.
ARTICLE X.
ADMINISTRATION
     Section 10.01 The Committee. The Plan shall be administered by a committee (the “Committee”) of two or more directors of the Company, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.
     Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant’s rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

     Section 10.03 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 1,500,000 shares.
     Section 10.04 Notices. Notices to the Committee should be addressed as follows:
ATS Medical Inc.
Chief Financial Officer
3905 Annapolis Lane
Minneapolis, Minnesota, 55447
ARTICLE XI.
ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY
     Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.
     Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.
ARTICLE XII.APPLICABLE LAW
     Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

ATS MEDICAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 12, 2010
2:00 p.m. Pacific Time
OFFICES OF ATS MEDICAL, INC.
20412 James Bay Circle
Lake Forest, California

ATS MEDICAL, INC. 3905 Annapolis Lane Minneapolis, Minnesota 55447	proxy

This proxy is solicited on behalf of the Board of Directors
The undersigned, having duly received the Notice of 2010 Annual Meeting of Shareholders and Proxy Statement dated April 9, 2010, appoints Michael D. Dale and Michael R. Kramer proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the matters shown on the reverse side, all shares of common stock of ATS Medical, Inc. which the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders of ATS Medical, Inc., to be held on Wednesday, May 12, 2010 at the ATS Medical, Inc. offices at 20412 James Bay Circle, Lake Forest, California at 2:00 p.m. Pacific time and any adjournment thereof.
See reverse for voting instructions.

Shareowner Servicessm P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked,
signed and returned your proxy card.

:	INTERNET – www.eproxy.com/atsi/ Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 11, 2010.

(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 11, 2010.

*	Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to ATS Medical, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01	Michael D. Dale	05	Eric W. Sivertson	☐	FOR all nominees	☐	WITHHOLD AUTHORITY
	02	Steven M. Anderson	06	Theodore C. Skokos		listed to the left		to vote for all nominees
	03	Robert E. Munzenrider	07	Martin P. Sutter		(except as marked to
	04	Guy P. Nohra				the contrary below)

(Instructions: To withhold authority to vote for any indicated nominee, mark “FOR all nominees” and write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the ATS Medical, Inc. 2010 Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	Approval of an amendment to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be purchased under the plan by 500,000 shares.	☐	For	☐	Against	☐	Abstain

4.	Ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	For	☐	Against	☐	Abstain
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority